Exhibit 5.1

September 10, 2025

Amaze Holdings, Inc. 2901 West Coast Highway, Suite 200 Newport Beach, CA 92663

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Amaze Holdings, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offering and resale from time to time by the selling stockholders named in the Registration Statement of up to 4,990,844 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which consist of (i) 4,076,115 shares of Common Stock (the “Merger Shares”) issued upon conversion of our Series D convertible preferred stock, par value $0.001 per share (the “Series D Preferred Stock”), and 380,448 shares of Common Stock (the “Merger Warrant Shares”) issuable upon the exercise of warrants (the “Merger Warrants”), which Series D Preferred Stock and Merger Warrants were issued by the Company pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2025; (ii) 333,041 shares of Common Stock (the “2025 Note Shares”) issuable upon the conversion of amended and restated convertible promissory notes (the “2025 Notes”) in the aggregate principal amount of $1,200,000 issued on August 11, 2025 and 75,000 shares of Common Stock (the “August 2025 Warrant Shares”) issuable upon the exercise of a warrant (the “August 2025 Warrant”) to purchase up to; (iii) 4,076 shares of Common Stock (the “June 2025 Warrant Shares”) issuable upon the exercise of warrants (the “June 2025 Warrants”) issued pursuant to note purchase agreements dated as of June 11, 2025; (iv) 11,777 shares of Common Stock (the “February 2025 Shares”) issued pursuant to a securities purchase agreement dated February 6, 2025; and (v) 78,213 shares of Common Stock (the “2024 Note Shares”) issuable upon the conversion of secured convertible promissory notes (the “2024 Notes”) in the outstanding principal amount of $174,500 and 32,174 shares of Common Stock (the “2024 Warrant Shares”) issuable upon the exercise of warrants (the “2024 Warrants”), which 2024 Notes and 2024 Warrants were issued pursuant to a securities purchase agreement dated as of October 8, 2024.

We have examined copies of such agreements, instruments and documents and undertaken such further inquiry as we consider necessary or advisable for purposes of rendering the opinions set forth below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications and exceptions set forth herein, it is our opinion that:

1.       The Merger Shares and February 2025 Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.       The Merger Warrant Shares, when issued upon exercise of the Merger Warrants in accordance with the terms of the Merger Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

3.       The 2025 Note Shares, when issued upon conversion of the 2025 Notes in accordance with the terms of the 2025 Notes, will be duly authorized, validly issued, fully paid and nonassessable.

4.       The August 2025 Warrant Shares, when issued upon exercise of the August 2025 Warrant in accordance with the terms of the August 2025 Warrant, will be duly authorized, validly issued, fully paid and nonassessable

5.       The June 2025 Warrant Shares, when issued upon exercise of the June 2025 Warrants in accordance with the terms of the June 2025 Warrants, will be duly authorized, validly issued, fully paid and nonassessable

6.       The 2024 Notes Shares, when issued upon conversion of the 2024 Notes in accordance with the terms of the 2024 Notes, will be duly authorized, validly issued, fully paid and nonassessable

7.       The 2024 Warrant Shares, when issued upon exercise of the 2024 Warrants in accordance with the terms of the 2024 Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

We are members of the bar of the State of Minnesota and express no opinion as to the laws of any state or jurisdiction other than the Nevada Revised Statutes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/Maslon LLP

Maslon LLP